UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 23, 2018

Date of Report

Q BioMed Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-55535	46-4013793
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Ortoli Rosenstadt LLP	10022
(Address of principal executive offices)	(Zip Code)

(212) 588-0022

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On November 23, 2018, we (“QBIO”) entered into an asset sales agreement with GE Healthcare Limited to purchase its radiopharmaceutical drug, Metastron™ and all related intellectual property (“IP”) including, but not limited to sales and distribution data, market authorizations for Metastron™ in up to 22 countries and trademarks in up to 54 countries in exchange for an undisclosed upfront payment, one milestone payment based on sales and a single digit royalty for 15 years. We expect the first commercial sale of Metastron™ to occur after the successful transfer or assignment of all intellectual property, material sales and distribution data, technical transfer and the establishment of new manufacturing sites by Q BioMed and under the appropriate regulatory filings required by the jurisdictions in which Metastron™ is sold.

Item 7.01	Regulation FD Disclosure.

On November 28, 2018, we issued a press release entitled “Q BioMed Inc. Acquisition of Cancer Pain Drug Metastron™ from GE Healthcare”. A copy of the press release is furnished herewith as Exhibit 99.1.

The information in this Item 7.01 of this Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section.  The information in this Item 7.01 of this Form 8-K also shall not be deemed to be incorporated by reference into any filing under the Act or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibits.

10.1	Asset Purchase Agreement, dated November 23, 2018 +
99.1	Press Release entitled “Q BioMed Inc. Announces Acquisition of Cancer Pain Drug Metastron™ from GE Healthcare”.

+	Portions of this exhibit have been omitted pursuant to a request for confidential treatment and this exhibit has been submitted separately with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Q BioMed Inc.

Date: November 28, 2018	By:	/s/ Denis Corin
	Name:	Denis Corin
	Title:	CEO